UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2007

PEOPLES BANCORP
(Exact name of Registrant as Specified in its Charter)

Indiana	000-18991	35-1811284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 West 7th Street, Auburn, Indiana	46706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(260) 925-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 7, 2007 Peoples Bancorp issued a press release announcing results for the fiscal 2007 second quarter period ended March 31, 2007. A copy of the press release is attached hereto as exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of businesses acquired. Not Applicable
(b)	Pro forma financial information. Not Applicable
(c)	Exhibits
99.1	Press Release, dated May 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Peoples Bancorp
By:	/s/ Steven H. Caryer
Steven H. Caryer
Vice President/Chief
Financial Officer

Exhibit 99

Date:	May 7, 2007
For Immediate Release	NASDAQ Symbol:	PFDC
Contact:	Maurice F. Winkler, III
Phone:	260-925-2500

Peoples Bancorp Reports Second Quarter Earnings

Peoples Bancorp reported net income for the second quarter ended March 31, 2007, of $513,290 versus $711,450 during the same quarter last year. Second quarter earnings per share was $0.16 per share compared to $0.21 per share for the same period one year ago.

Peoples reported assets on March 31, 2007, of $492,568,907 a decrease of $8.8 million from September 30, 2006. Loans decreased during the quarter ended December 31, 2006 $7.2 million to $361,144,858.

Peoples had 3,145,388 shares of stock outstanding as of March 31, 2007, and the closing price of Peoples Bancorp stock as of May 4, 2007, was $18.86 per share as listed on the NASDAQ National Marketing System under the symbol PFDC. At March 31, 2007, stockholders equity was $61,953,909 with a capital to assets ratio of 12.58% and a book value of $19.70.

Peoples Bancorp, through its Indiana subsidiary, Peoples Federal Savings Bank, operates nine full-service offices located in Auburn, Avilla, LaGrange, Garrett, Kendallville, Topeka, Waterloo, and two in Columbia City, Indiana. Peoples Bancorp’s Michigan subsidiary, First Savings Bank, operates six full service offices located in Three Rivers (two offices), Schoolcraft, and Union in Michigan, and Howe and Middlebury in Indiana.

SELECTED CONSOLIDATED FINANCIAL DATA OF PEOPLES BANCORP

	March 31,	September 30,	March 31,
	2007	2006	2006
Balance Sheet Data:
Total assets	$492,568,907	$501,353,713	$493,953,934
Loans receivable including loans
held for sale, net	361,144,858	371,662,679	365,184,845
Investments and other interest
earning assets	111,069,923	108,170,325	106,191,340
Deposits	370,278,600	375,848,729	364,195,878
Stockholder's equity	61,953,909	62,775,216	63,942,275
Non-performing loans and REO	1,683,000	1,274,000	744,000
Equity to assets ratio	12.58%	12.52%	12.94%
Book value per share	$19.70	$19.57	$19.38

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
Operating Data:
Interest income	$7,192,184	$6,947,258	$14,559,839	$13,870,887
Interest expense	3,686,547	3,074,043	7,382,972	5,993,472
Net interest income	$3,505,637	$3,873,215	$7,176,867	$7,877,415
Provision
for losses on loans	27,620	2,950	31,315	46,753
Net interest income after provision
for losses on loans	$3,478,017	$3,870,265	$7,145,552	$7,830,662
Other income	516,103	304,653	1,042,182	1,053,787
Other expenses	3,266,957	3,115,912	6,294,497	6,401,733
Income before income taxes	727,163	1,059,006	1,893,237	2,482,716
Income tax expense	213,873	347,556	579,511	779,056
Net income	$513,290	$711,450	$1,313,726	$1,703,660

Basic income per common share	$0.16	$0.21	$0.41	$0.51
Diluted income per common share	$0.16	$0.21	$0.41	$0.51
Dividends per common share	$0.19	$0.19	$0.38	$0.38

Other Data:
Average yield
on all interest-earning assets	6.17%	5.98%	6.14%	5.87%
Average cost
of all interest-bearing liabilities	3.62%	2.99%	3.55%	2.90%
Interest rate spread	2.55%	2.99%	2.59%	2.97%

Return on assets (net income divided
by average total assets)	0.21%	0.58%	0.53%	0.69%
Return on equity (net income divided
by average total equity)	1.64%	4.40%	4.18%	5.23%
Dividend payout ratio (dividends per
common share divided by net
income per common share)	118.75%	90.48%	92.68%	74.51%